SECURITIES AND EXCHANGE COMMISSION



                     WASHINGTON, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 1998



                    THE HERTZ CORPORATION
      (Exact name of registrant as specified in its charter)


       Delaware                     1-7541            13-1938568
(State or other jurisdiction     (Commission      (I.R.S. Employer
     of incorporation)           File Number)     Identification No.)



225 Brae Boulevard, Park Ridge, New Jersey                07656-0713
 (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (201) 307-2000



                             Not Applicable
  (Former name or former address, if changed since last report)


                       Page 1 of 4  pages.
                The Exhibit Index is on page  3 .

Item 5. Other Events.

   On February 3, 1998, The Hertz Corporation issued a press release with respect to the declaration of a quarterly dividend.

   A copy of such press release is attached as Exhibit 99 hereto and incorporated herein by reference.


Item 7. Financial Statements and Exhibits.


        (c)        EXHIBITS.

       The following Exhibit is filed as part of this Report.

       (99) Press release relating to The Hertz Corporation's declaration of a quarterly dividend.




                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     THE HERTZ CORPORATION
                                         (Registrant)




                          By:    /s/ Richard J. Foti
                                 Richard J. Foti
                                 Staff Vice President
                                     and Controller
                                 (Principal Accounting Officer)

Dated: February 10, 1998
                          Exhibit Index




Exhibit No.                  Description                  Page


     99            Press release relating to The Hertz     4
                   Corporation's declaration of a
                   quarterly dividend.

FOR IMMEDIATE RELEASE              CONTACT: Financial: Lauren S.
                                   Babus
                                                  (201) 307-2100
                                                  Press: Joe Russo
                                                  (201) 307-2486



                 THE HERTZ CORPORATION DECLARES
                       QUARTERLY DIVIDEND


Park Ridge, NJ, February 3, 1998 - - The Board of Directors of The Hertz Corporation (NYSE: HRZ), the world's largest car rental company and largest construction and industrial equipment rental business in the U.S., has declared a quarterly dividend of $0.05 per share on its Class A and Class B Common Stock payable on March 10, 1998 to shareholders of record as of February 13, 1998.
     The Hertz Corporation, headquartered in Park Ridge, N.J., operates approximately 5,500 rental locations throughout the U.S. and in approximately 140 foreign countries and 139 equipment rental locations in the U.S. and Europe.

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